Operating Income (Non-GAAP) For The Third Quarter Reported By Premier Power

•	Revenues of $15.3 Million for the third quarter and $54.6 Million for the nine months.
•	Revenue increase of 34% for the nine months as compared to the same period in 2010.
•	GAAP Gross Margin is 9.1%, up from 3.6% in the second quarter of 2011.
•	Non-GAAP operating income of $0.1 Million for the third quarter of 2011.

EL DORADO HILLS, Calif.-- (BUSINESS WIRE) -- Premier Power Renewable Energy, Inc. (OTCBB:PPRW), a global leader in the development, design, engineering, and construction of solar power systems for commercial, government, and utility markets globally today announced results for its third quarter ended September 30, 2011.

Revenue for the third quarter of 2011 decreased 46% to $15.3 million, down $13.0 million from $28.3 million achieved in the same period last year.  This decrease was largely the result of decreased distribution sales in to the Czech Republic as compared to same period last year.  Gross margin for the third quarter of 2011 increased to 9.1% from 5.4% achieved in the same period last.

Revenue for the nine months ended September 30, 2011 increased 34% to $54.6 million, up $13.9 million from $40.7 million achieved in the same period last year.  This increase was largely the result of increased revenue from our North American segment as compared to same period last year that increased from $6.2 Million to $20.3 million.  Gross margin for the nine months ended September 30, 2011 decreased to 4.3% from 4.9% achieved in the same period last year.

“We are proud that we continue to see overall revenue and growth” said Dean Marks, chairman and chief executive officer of Premier Power.  “As the need for solar power solutions continue to grow globally, we have continued to evolve as a business and find ways to grow with limitations in available capital.  Our efforts in Eastern Europe have and will be a key driver in the growth of Premier Power.”

Non-GAAP operating income increased to $0.1 million for the third quarter of 2011 from a Non-GAAP operating loss of $1.3 million for the comparable period in 2010.

“We are excited to show a non-GAAP operating income for the third quarter through our continued focus on gaining gross margin and reducing our operating expenses” said Frank J. Sansone, chief financial officer of Premier Power.

2011 Financial Outlook:

The company updates its revenue guidance for the year ended December 31, 2011, revenues in the range of $90.0 million to $105.0 million. This guidance represents an increase of approximately 4% to 21% from the year ended December 31, 2010

About Premier Power

Premier Power Renewable Energy, Inc. is a leading global provider of large and small-scale solar power systems, delivering unmatched experience to commercial and governmental customers globally. Premier Power designs, engineers and integrates the solar industry's leading products. Premier Power's technologies and services have enabled its customers to maximize clean energy output along with project savings. Today, Premier Power designs and deploys the most innovative solar electric systems through market-leading innovation and exceptional customer service.  Premier Power is headquartered in El Dorado Hills, CA and has common stock quoted on the OTC Bulletin Board under the symbol PPRW.OB. Additional information is available at the Company's website at www.premierpower.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations.

There can be no assurance that demand for the company's products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable.

There are also risks that the company's pursuit of providing solar solutions globally might not be successful, or that if successful, it will not materially enhance the company's financial performance; that the company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the company's relationship with its customers; and that delays in projects, competitive pressures or technical difficulties could impact timely delivery of revenues and projects; and other risks and uncertainties that are described from time to time in Premier Power’s periodic reports and registration statements filed with the Securities and Exchange Commission.

The company specifically disclaims any responsibility for updating these forward-looking statements.

Contact
Investor Relations
(916) 939-0400
ir @premierpower.com

	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Supplemental Financial Data
Non-GAAP operating income (loss) excluding share-based compensation expense, shares issued in exchange for third party services, and
amortization of intangibles	$70	$(1,311)	$(3,652)	$(4,953)

Calculation of non-GAAP operating income (loss)
GAAP operating loss	$(329)	$(1,583)	$(5,126)	$(5,796)

Add:
Share-based compensation expense	294	229	1,326	713
Shares issued in exchange for third party services	84	-	84	-
Amortization of intangibles	21	43	64	130

Non-GAAP operating income (loss) excluding share-based compensation expense, shares issued in exchange for third party services, and
amortization of intangibles	$70	$(1,311)	$(3,652)	$(4,953)

Detail of Share-Based Compensation Expense
Cost of revenues	$129	$40	$229	$163
Selling and marketing	66	76	544	277
General and administrative	99	113	553	273
	$294	$229	$1,326	$713

Notes to Unaudited Consolidated Statements of Operations:

This press release and its attachments include the non-GAAP financial measures of operating income (loss) excluding share-based compensation expense, shares issued in exchange for third party services, and amortization of intangibles. We use this non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to such non-GAAP financial measure below.

Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. This non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, operating income (loss) calculated in accordance with GAAP.

Non-GAAP operating income (loss) is defined as follows: GAAP operating income (loss) excluding share-based compensation expense, Shares issued in exchange for third party services, and amortization of intangibles. Share-based compensation expense is recorded in accordance with the FASB Accounting Standards Codification (ASC 718) Compensation – Stock Compensation (formerly Statement of Financial Accounting Standard No. 123R, “Share-Based Payment”) for equity awards to employees and directors. Management and the Board of Directors believe it is useful to review the supplemental non-GAAP financial measures, which excludes expenses related to share-based compensation, shares issued in exchange for third party services, and amortization of intangibles in evaluating the Company, its management team and business unit performance during a particular time period. Share-based compensation expense, shares issued in exchange for third party services, and amortization of intangibles are not the responsibility of operating managers and generally cannot be changed or influenced by management.

Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to share-based compensation expense, shares issued in exchange for third party services, and amortization of intangibles because it facilitates comparability with prior period information.

Accordingly, management and the Board of Directors do not consider these excluded costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company's business units.